                                 SCHEDULE 14A
                                (RULE 14a-101)

                   INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION
         PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.  )


    Filed by the registrant [X]

    Filed by a party other than the registrant [ ]

    Check the appropriate box:

    [ ] Preliminary proxy statement    [ ] Confidential, for Use of the
                                           Commission Only (as permitted by
                                           Rule 14a-6(e)(2))
    [X] Definitive proxy statement

    [ ] Definitive additional materials

    [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                            CARACO PHARMACEUTICAL
-------------------------------------------------------------------------------
              (Name of Registrant as Specified in Its Charter)

                            CARACO PHARMACEUTICAL
-------------------------------------------------------------------------------
  (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of filing fee (Check the appropriate box):

    [X] No fee required.

    [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

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    (2) Aggregate number of securities to which transaction applies:

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    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

    (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

    (5) Total fee paid:

--------------------------------------------------------------------------------

    [ ] Fee paid previously with preliminary materials.

--------------------------------------------------------------------------------

    [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1) Amount previously paid:

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    (2) Form, schedule or registration statement no.:

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    (3) Filing party:

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    (4) Date filed:

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
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD JUNE 1, 1998

To The Shareholders of Caraco Pharmaceutical Laboratories, Ltd.:

     Please take notice that the Annual Meeting of Shareholders of Caraco Pharmaceutical Laboratories, Ltd. (the "Corporation") will be held on Wednesday, June 1, 1998 at 10:00 a.m., local time, at the Hotel St. Regis, 3071 W. Grand Blvd., Detroit, Michigan 48202 for the purpose of:

1.   Electing three directors to serve for terms of three years each;

2. Acting on such other business as may properly come before the meeting, or any adjournments thereof.

     You are cordially invited to attend the Annual Meeting.

     Holders of Common Shares of record at the close of business on April 17, 1998 will be entitled to vote at the meeting. A list of such shareholders will be available for inspection during normal business hours from May 21, 1998 through May 31, 1998, at the offices of the Corporation, 1150 Elijah McCoy Drive, Detroit, Michigan.

     A Proxy Statement, Proxy Card, Annual Report and Form 10-KSB are enclosed with this Notice. Each shareholder is urged to execute and return the enclosed Proxy Card promptly. In the event a shareholder decides to attend the meeting, he or she may, if so desired, revoke the Proxy and vote the shares in person.

                                          By Order of the Board of Directors,



                                          Dilip Shanghvi, Chairman of the Board

Detroit, Michigan
May 10, 1998

SHAREHOLDERS ARE URGED TO COMPLETE, SIGN AND MAIL THE ENCLOSED PROXY. IF MAILED IN THE U. S. IN THE ENCLOSED ENVELOPE, NO POSTAGE IS REQUIRED.

                    CARACO PHARMACEUTICAL LABORATORIES, LTD.
                             1150 ELIJAH MCCOY DRIVE
                             DETROIT, MICHIGAN 48202

                                 PROXY STATEMENT

     This Proxy Statement is furnished by the Board of Directors of Caraco Pharmaceutical Laboratories, Ltd. (the "Corporation" or "Caraco") in connection with its solicitation of proxies for use at the Annual Meeting of Shareholders on June 1, 1998, and at any and all adjournments thereof. This Proxy Statement and accompanying Proxy Card are first being mailed on or about May 10, 1998. The Corporation's Annual Report (including audited financial statements) for the year ended December 31, 1997 and the Corporation's 1997 Form 10-KSB are also enclosed with this Proxy Statement.

     The Annual Report is not incorporated in whole or in part to this Proxy Statement and does not constitute proxy soliciting material. The Form 10-KSB is not incorporated in whole or in part to this Proxy Statement and does not constitute proxy-soliciting material.

     If the Proxy is properly executed and returned, the Common Shares it represents will be voted at the 1998 Annual Meeting in accordance with the instructions noted thereon. If no instructions are indicated, it will be voted:
(1) FOR the nominated director(s); (2) FOR or AGAINST, in the discretion of the Proxy holders, such other matters as may properly come before the meeting. The Corporation's management knows of no matter to be brought before the meeting which is not referred to in this Proxy Statement. If, however, any other matters come before the meeting, the Proxy will be voted in accordance with the judgment of the person or persons voting such Proxy, unless the Proxy contains instructions to the contrary. Any shareholder executing a Proxy has the power to revoke it at any time before it is voted by submitting a duly executed Proxy bearing a later date, by delivering written notice of such revocation to the Corporation's Secretary prior to the 1998 Annual Meeting or by attending the 1998 Annual Meeting and orally withdrawing the Proxy. The cost of this solicitation is being paid for by the Corporation. The Corporation will solicit proxies by mail and may also solicit proxies in person or by telephone.

     In accordance with the regulations of the Securities and Exchange Commission (the "SEC"), Caraco will also reimburse brokerage houses and custodians, nominees and fiduciaries for their expenses incurred in sending proxies and proxy material to the beneficial owners of Common Stock.

     The presence, in person or by proxy, of the holders of a majority of the common shares ("Common Shares") of the Corporation issued and outstanding and entitled to vote at the Annual Meeting is necessary to constitute a quorum. Abstentions and broker "non-votes" are counted as present and entitled to vote for purposes of determining a quorum. A broker "non-vote" occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.

     The affirmative vote by the holders of the majority of the Common Shares present in person or represented by proxy and entitled to vote on the matter is required to approve "Proposal 1 - Election of Directors". Votes withheld are counted for the purpose of Proposal 1. However, broker "non-votes are not counted for the purposes of Proposal 1, which will have the effect of reducing the total number of shares from which any required majority is calculated.

                              ELECTION OF DIRECTORS

     Pursuant to Article VI of the Amended and Restated Articles of Incorporation of the Corporation, the Board of Directors shall be divided into three classes with terms expiring on three successive annual meeting dates. The Amended and Restated Bylaws authorize the Board of Directors exclusively to set the number of directors to serve on the Board of Directors, by resolution, but at no time shall the number of directors be less than five.

     Under the Corporation's Bylaws, in addition to nominations by the Board of Directors, nominations may also be made by any shareholder entitled to vote in the election of directors generally if timely notice of such shareholder's intent to make such nomination or nominations has been given in writing to the secretary or assistant secretary of the Corporation. To be timely, a shareholder's notice must be delivered to or mailed and received at the principal executive office of the Corporation not fewer than 90 days prior to the meeting; provided, however, that in the event that less than 100 days' notice or prior public disclosure of the date of the shareholder meeting is given or made to shareholders, notice by the shareholder to be timely must be so received not later than the close of business of the tenth day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. Each such notice shall set forth: (a) the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the shareholder is a holder of record of stock of the Corporation entitled to vote for the election of directors on the date of such notice and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; (d) such other information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC, had the nominee been nominated, or intended to be nominated by the Board; and (e) the consent of each nominee to serve as a director of the Corporation if so elected.

     Unless otherwise instructed on the Proxy, the Proxy holders intend to vote FOR the election of Narendra Borkar, Phyllis Harrison-Ross, and Sudhir Valia to three-year terms as directors. The Caraco Board believes that, if elected, the nominees will be able and willing to serve. However, if a nominee should be unable or unwilling to serve as a director, the Caraco Board may select a substitute nominee and, in that event, the Proxy will be voted for the person so selected.

     Information concerning the three (3) directors nominated for a term of three years, and the six (6) continuing Caraco Board members, is set forth below.

                     NOMINEES FOR ELECTION AS DIRECTORS FOR
                        THREE-YEAR TERMS TO EXPIRE 2001.

NARENDRA N. BORKAR
AGE:  57
COMMITTEES:  Executive

     NARENDRA N. BORKAR joined Caraco as its Chief Executive Officer in August 1997 and as a Board member in October 1997. Mr. Borkar has been a director of Sun Pharmaceutical Industries, Ltd., an Indian specialty pharmaceutical company ("Sun Pharma") since April 1997. From 1982 until April 1997, Mr. Borkar was head of the pharmaceutical business of Ciba Geigy, now Novartis, a Swiss corporation, responsible for the overall performance of the business unit including marketing, finance, technical, medical and development. (See "Security Ownership of Certain Beneficial Owners and Management" and "Certain Relationships and Related Transactions.")


PHYLLIS HARRISON-ROSS, M.D.
AGE:     61
COMMITTEES:   Audit

     DR. HARRISON-ROSS has served as a Director of the Corporation since September 1996. Dr. Harrison-Ross has more than 25 years in the community mental health profession. She presents a remarkably diverse career as a hospital administrator, researcher, academician, public health consultant, forensic psychiatrist and public educator. Dr. Harrison-Ross trained as an adult and child psychiatrist as well as a pediatrician, and continues to lend her administrative and clinical talents to serving the diverse, hard-to reach and underserved population of New York.

SUDHIR VALIA
AGE:  41
COMMITTEES: Compensation, Executive and Finance

     Mr. Valia joined Caraco's Board of Directors October 1997. Since 1996 Mr. Valia has worked for Sun Pharma as a full time director responsible for finance, commercial, operations, projects and quality control. For more than the past five years Mr. Valia has been a chartered accountant in private practice. (See "Security Ownership of Certain Beneficial Owners and

Management" and "Certain Relationships and Related Transactions.")


                   DIRECTORS WHOSE TERMS WILL EXPIRE IN 2000.

JAY F. JOLIAT
AGE:    41
COMMITTEES: Executive

     JAY F. JOLIAT has served as a Director of the Corporation since September 1995. Mr. Joliat, for more than the past five years, has served as President, Chief Executive Officer and Chairman of the Board of Joliat & Company. Joliat & Company is a private investment company involved in general securities management, venture capital, real estate, and business consulting. Mr. Joliat is also Chairman of the Board, Chief Executive Officer and Treasurer of Sign of the Beefcarver Restaurants, Inc., which owns and operates 13 cafeteria style family restaurants, three casual dining/bar restaurants and one fine dining restaurant in the Detroit metropolitan area. He is also CEO to Bad Frog International, Inc., which is a franchise company and worldwide licensee to all rights associated with Bad Frog Taverns, a casual bar/restaurant tavern concept; and as trustee and Chief Executive Officer of several family-related trusts with widely diverse holdings including foreign and domestic securities, venture capital and real estate. (See "Certain Relationships and Related Transactions.")

SHANTILAL SHANGHVI
AGE:  69
COMMITTEES: Audit and Finance

     SHANTILAL SHANGHVI joined Caraco's Board of Directors in October 1997. Mr.
S. Shanghvi is co-founder of Sun Pharma and has been its Chairman since its inception in 1982. (See "Security Ownership of Certain Beneficial Owners and Management" and "Certain Relationships and Related Transactions.")

DILIP S. SHANGHVI
AGE:  42
COMMITTEES:  Compensation and Executive

     DILIP S. SHANGHVI became Chairman of the Board and joined Caraco's Board of Directors in October 1997. Mr. D. Shanghvi is a co-founder of Sun Pharma and has been a Managing Director since 1992, responsible for marketing, research and development and human resource development. (See "Security Ownership of Certain Beneficial Owners and Management" and "Certain Relationships and Related Transactions.")


                   DIRECTORS WHOSE TERMS WILL EXPIRE IN 1999.

DAVID W. ADAMANY
AGE:    61
COMMITTEES: Audit and Executive

     DAVID W. ADAMANY has served as a Director of the Corporation since July, 1994. Dr. Adamany served as President of Wayne State University from 1982 until 1997. He is presently President Emeritus and Distinguished Professor of Law and Political Science at Wayne State University.

DAVID A. HAGELSTEIN
AGE:    56
COMMITTEES:  Executive and Finance

     DAVID A. HAGELSTEIN has served as a Director of the Corporation since September 1995. Mr. Hagelstein has been engaged in the management of his personal real estate and business investments for the past thirty years. In addition, Mr. Hagelstein has been a consultant to several companies in the pharmaceutical and medical fields. (See "Certain Relationships and Related Transactions.")

JOHN R. MORRIS
AGE:    66
COMMITTEES:  Compensation

     JOHN R. MORRIS has served as a Director of the Corporation since May 1996. Since 1978, Mr. Morris has been President of Biotrade Group, a company he founded. Biotrade, a worldwide healthcare and chemical company has offices in Australia,

Southeast Asia, South Africa, Switzerland and the United Kingdom. Biotrade is active in the pharmaceutical and fine chemical industries. (See "Certain Relationships and Related Transactions".)

DIRECTOR COMPENSATION

     Each non-employee director of the Corporation receives 100 shares of Common Stock of the Corporation for each Board or Committee meeting in which he or she participates. Directors are also reimbursed for out-of-pocket expenses incurred in connection with attending Board and Committee Meetings. In addition, Directors may also be awarded options for their service on the Board. No Director received an option for their services on the Board during 1997.

EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

     SHERMAN N. GINN (Age 58) -- joined the Corporation in August 1994 as Director of Sales and Marketing and in December 1994 was promoted to Vice President -- Sales and Marketing. From February 1994 until August, 1994 Mr. Ginn was employed by Global Source as Vice President, Sales. From 1992 to February 1994 Mr. Ginn was Vice President, Sales and Chain Store Sales at Watson Laboratories. From 1990 to 1992 he was employed by Qualitest Products in Huntsville, Alabama as Vice President, Marketing.

     ROBERT KURKIEWICZ (Age 47) -- commenced employment with the Corporation as its Vice President -- Quality Assurance in November 1993 and was promoted to Senior Vice President - Technical October, 1998. Prior thereto, Mr. Kurkiewicz was employed, from 1988 until November 1993 as Manager, Quality Assurance by the Warner Chilcott Laboratories, Division of Warner Lambert Company, for which he was responsible for the establishment of the Quality Control and Quality Assurance Departments at the then inception of this division (including the design and implementation of all quality systems for proper operation of a pharmaceutical manufacturing organization) and the ongoing supervision of Quality Control, and Quality Assurance for manufacturing and research and development.

                MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

     During the fiscal year ended December 31, 1997, the Corporation's Board of Directors conducted its business by holding nine (9) Board Meetings. The Board of Directors has four (4) active standing committees, which facilitate the carrying out of its responsibilities. The Executive, Audit, Compensation and Finance Committees were established by the Board of Directors on May 31, 1994. The Board of Directors does not have a standing Nominating Committee.

     The Executive Committee, which did not meet during 1997, is empowered to exercise, in the intervals between the meetings of the Board of Directors, the powers of the Board, subject to the Michigan Business Corporation Act, as it relates to the management of the business and affairs of the Corporation.

     The Audit Committee, which did not meet in 1997, is empowered to recommend to the Board of Directors a firm of certified public accountants to conduct audits of the accounts and affairs of the Corporation and to review accounting objectives and procedures of the Corporation and the findings and reports of the independent certified public accountants, and to make such reports and recommendations to the Board of Directors as it deems appropriate.

     The Compensation Committee met once in 1997. The Compensation Committee is empowered to make recommendations to the Board of Directors relating to the overall compensation arrangements for officers and staff of the Corporation and to make recommendations to the Board of Directors pertaining to any compensation plans in which officers and directors of the Corporation are eligible to participate (including making recommendations regarding the amount they receive as directors of the Corporation). The Committee also interprets the Corporation's 1993 Stock Option Plan, as amended, and such other executive and employee stock options as may, from time to time, be designated by the Board of Directors. In doing so, it has the authority to designate officers, directors or key employees eligible to participate in the Plan, to prescribe the terms of any award of stock options, and to make all other determinations for administering the Plan.

     The Finance Committee, which did not meet in 1997, is empowered for ensuring that the Corporation maintains a sound financial structure, and is empowered to make recommendations to the Board of Directors on financial, short and long term investments and business planning matters.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table presents certain information, as of April 14, 1998, with respect to the Common Stock owned by each director and nominee for election to the Board of Directors, each executive officer named in the Summary Compensation Table, all executive officers and directors as a group, and by each person (including any "group" as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) who is known to the Corporation to be the beneficial owner of more than five (5%) percent of the outstanding shares of the Corporation's Common Stock. The shares and percentages shown below include shares which may be acquired by the persons listed pursuant to presently exercisable and outstandig stock options, warrants, and convertible stock. Except as indicated below, each person listed has sole voting and investment power as to the shares listed.

                                                      AMOUNT AND
                                                      NATURE OF
NAME OF BENEFICIAL                                    BENEFICIAL     PERCENTAGE OF
       OWNER                                          OWNERSHIP         CLASS
--------------------                               ----------------  -------------
David W. Adamany(9)                                      22,600(1)         *
Narendra N. Borkar(9)                                         0(2)         *
David A. Hagelstein(9)(10)                            1,559,359(3)      11.4%
Phyllis Harrison-Ross(9)                                  2,200(4)         *
William R. Hurd                                          31,793(5)         *
Jay F. Joliat(9)(10)                                  2,134,805(6)      14.7%
John R. Morris(9)                                       147,570(7)       1.1%
Sun Pharmaceutical
 Industries, Ltd.(10)(11)                             5,390,657(2)      39.9%
Dilip S. Shanghvi(11)                                        (2)           *
Shantilal Shanghvi(11)                                       (2)           *
Sudhir Valia(11)                                             (2)           *
C. Arnold Curry                                       1,384,447(8)      10.2%

All executive officers and
 directors as a group
 (11 persons)                                         3,903,333         26.3%

-------------------------

*    Less than 1.0% of the outstanding shares

(1) Includes stock options that are currently exercisable to purchase 3,600 shares.

(2) Sun Pharma owns 5,300,000 shares of common stock and Sun Pharma's affiliate, Sun Pharma Global, Inc., owns 90,657 shares of common stock. (See "Certain Relationships and Related Transactions.") Messrs. S. Shanghvi, D. Shanghvi, Borkar and Valia are principals of Sun Pharma, and, therefore, may be deemed to share investment control over the shares of Common Stock held by Sun Pharma and Sun Pharma Global, Inc. Each of Messrs.
     S. Shanghvi, D. Shanghvi, Borkar and Valia disclaims beneficial ownership of the shares of Common Stock owned by Sun Pharma and Sun Pharma Global, Inc.

(3) The majority of Mr. Hagelstein's shares are held in trust (the "Hagelstein Trust"). Includes an option to purchase 224,158 shares of Common Stock until February 20, 2002; stock options to purchase 2,400 shares of Common Stock until September 7, 2001; and warrants to purchase 5,000 shares of Common Stock until February 11, 1999. See "Certain Relationships and Related Transactions."

(4) Includes an option to purchase 1,200 shares of Common Stock until November 14, 2002.

(5) Includes 900 shares and 100 warrants owned by Richard and Kimberly Hurd minor children to William R. Hurd; and 4,800 shares owned by Joan Hurd, spouse to William R. Hurd.

(6) The majority of Mr. Joliat's shares are held in trust (the "Joliat Trust"). Includes 285,714 Series A Preferred Stock convertible to Common Stock; warrants to purchase 65,000 shares which are exercisable through December 31, 2004; warrants to purchase 486,666 shares exercisable through March 31, 2006; option to purchase 225,000 shares which are exercisable through October 18, 2006; and a stock option to purchase 2,400 shares. See "Certain Relationships and Related Transactions."

(7) Includes 10,000 warrants exercisable until ebruary 11, 1999 and stock options that are currently exercisable to purchase 1,200 shares.

(8) Excludes 484,615 shares owned by his wife, Cara J. Curry, as to which he disclaims beneficial ownership.

(9) The mailing address of each of these holders is 1150 Elijah McCoy Drive, Detroit, Michigan 48202.

(10) The Joliat Trust, the Hagelstein Trust and Sun Pharma have entered into a Voting Agreement dated August 1997 pursuant to which, among other things, Sun may designate a majority of the directors of the Board of Directors of the Company and the Joliat Trust and the Hagelstein Trust may each designate one director. The Voting Agreement also provides that the Executive Committee shall consist of three directors, two selected by Sun Pharma and one selected by the Joliat Trust and the Hagelstein Trust. In addition, the Joliat Trust and the Hagelstein Trust have also agreed that they will respectively vote their shares in accordance with Sun Pharma's directions with respect to any matter relating to the investment, merger, alliance, share dilution, appointment of key executives, major restructuring or reorganizing, bank borrowing, funding or giving credit. If Sun Pharma sells within a period of four years shares of Caraco Common Stock so that Sun Pharma's ownership falls below 30% of the then outstanding shares of Caraco or Sun Pharma defaults in its payment for the Caraco Common Stock, then the Board of Directors will be reconstituted in accordance with the proportionate share holdings of each of the parties to the Voting Agreement and the Executive Committee shall be reconstituted so that it consists of one director selected by Sun Pharma and two directors selected by the Joliat Trust and the Hagelstein Trust. In the event that Sun Pharma owns 10% or less of the outstanding shares of Caraco, the Voting Agreement shall terminate. In addition, the Voting Agreement shall terminate after the fourth anniversary thereof. The Joliat Trust and the Hagelstein Trust have also agreed not to dispose of their shares for a period of four years without the consent of Sun Pharma, and thereafter for a period of three years, to give Sun Pharma a right of first refusal on the sale of their respective shares. The restriction on disposition of their respective shares for the four-year period terminates in the event of (i) any sale of shares by Sun Pharma to anyone other than an affiliate;
     (ii) approval by the Board of Directors of the Corporation of a merger, consolidation, or sale of substantially all of the assets of the Corporation to another entity; or (iii) a tender offer for the shares.

(11) The mailing address of Sun Pharma, S. Shanghvi, D. Shanghvi and S.Valia is Synergy House Subhanpura, Gorwa Road, Baroda, 390-007, India.



                             EXECUTIVE COMPENSATION

     The following table shows, as to the Chief Executive Officer and as to the one most-highly compensated Executive Officer whose salary plus bonus exceeded $100,000 during the last fiscal year, information concerning all compensation paid for services to the Corporation in all capacities during the last three fiscal years:

SUMMARY COMPENSATION TABLE

                                                                 Long Term Compensation
                                                                 ----------------------
                                                                  Awards      Payouts
                                                                 --------     ---------
                                 Annual Compensation                         Restricted   Securities
Name and                   ------------------------------      Other Annual    Stock      Underlying        LTIP      All Other
Principal Position         Year   Salary($)      Bonus($)      Compensation   Award(s)     Options         Payouts   Compensation
------------------         ----   ---------      --------            $           $            #              $          $
                                                               ------------   --------    ----------       -------   ------------
Narendra N. Borkar(1)....  1997   $ 45,592             0             0             0             0             0          0
Chief Executive Officer

William R.  Hurd(2)  ....  1997   $137,127             0             0             0        65,000(6)          0     60,000(7)
                           1996   $164,307             0             0             0             0             0          0
                           1995   $167,612      $ 16,000(3)          0        18,827(4)      3,040(5)          0          0


*Mr. Hurd left the employment of the Corporation December 1997.

(1)  Mr. Borkar began his employment with the Corporation August 1997.

(2) Mr. Hurd's employment as President and Chief Operating Officer was terminated as of the end of December 1997.

(3)  Bonus given per employment contract in Caraco Common Stock (5,334 shares).

(4) 5,793 shares were awarded by the Corporation on May 10, 1995, to Mr. Hurd, as reimbursement for the payment of the taxable portion of moving expenses he incurred.

(5) The Options were granted pursuant to the Corporation's 1993 Employee Stock Option Plan. Under the Plan, the options vest over a five year period commencing one year from date of grant. The options expired on March 31, 1998.

(6) On July 29, 1997,the exercise price of Mr. Hurd's options were repriced from approximately $4.00 to $1.50 per share.

(7) Amount payable under Mr. Hurd's employment agreement upon termination of employment. (See "Employment Agreements" below.)

No other executive officer of the Corporation earned more than $100,000 during the 1997 fiscal year.


OPTION GRANTS IN LAST FISCAL YEAR

     The following table sets forth certain information regarding the repricing of exercise prices of stock options made during the year ended December 31, 1997 to the Executive Officers named in the Summary Compensation Table whose options were repriced:

                 OPTIONS WHICH REPRICED DURING LAST FISCAL YEAR


                                         Individual
                                         Grants
        (a)                   (b)                (c)                (d)                (e)                (f)

                                         Percent of
                                         Total
                      Number of          Options
                      Securities         Repriced to
                      Underlying         all                Exercise           Market Price
                      Repriced           Employees in       Price per          on Date of            Expiration
       Name           Options(1)         Fiscal Year        Share              Repricing(2)          Date
                                            48%
William R. Hurd             65,000                           $ 1.50               $0 13/20             12/25/01

------------------------

(1) The repriced options granted to Mr. Hurd were repriced on July 29, 1997. In connection with the repricing, the option expiration dates were extended to January 25, 2001. The options expired on March 31, 1998.

(2) Based upon the average bid-ask price of the Caraco Common Stock on the OTC Bulletin Board on July 29, 1997.


AGGREGATED OPTIONS EXERCISES IN LAST FISCAL YEAR AND FY-END OPTIONS VALUES

     The following table sets forth information for the executive officers named above with regard to the aggregate stock options exercised during the year ended December 31, 1997, and the stock options held as of December 31, 1997.


                                                            Number of Securities        Value of Unexercised
                                                           Underlying Unexercised           In-the-Money
                                                                 Options at                   Options at
                                                                 FY-End(#)                  FY-End($)(1)
                      Shares Acquired  Value Realized
     Name              on Exercise#          ($)        Exercisable/Unexercisable     Exercisable/Unexercisable
     ----             ---------------  --------------   -------------------------     -------------------------
Narendra N. Borkar..         0                0                     0/0                         0/0
William R. Hurd.....         0                0                66,520/1,520(2)                  0/0


------------------

(1) Value based on the difference between the closing bid price of the Corporation's Common Stock on December 31, 1997 and the exercise price. The options held by the named executive officers have exercise prices which are higher than the closing bid price of the Corporation's Common Stock on December 31, 1997.

(2)  These options expired on March 31, 1998.

EMPLOYMENT AGREEMENTS

     WILLIAM R. HURD, the former President and Chief Operating Officer of the Corporation, entered into an employment agreement with the Corporation providing, among other things, that Mr. Hurd may, upon giving 30-days' written notice, terminate the agreement in the event there is a change of control or ownership (as defined in the employment agreement) of the Corporation and his powers and duties significantly changed or he has good reason (as defined in the employment agreement) to terminate or, as a result of the change of control or ownership, Mr. Hurd reasonably determines that he is unable to exercise or perform his powers, functions and duties. In the event of such termination, Mr. Hurd is to receive (i) a lump sum severance payment equal to his base salary for 36 months at the rate payable at the time notice of termination was given; (ii) the bonus which he would otherwise be entitled to for the year in which his employment is terminated; and (iii) the immediate vesting in any stock option which would have been exercisable at the close of the year during which the change of control occurred.

     Effective April 1, 1997, Mr. Hurd entered into an amendment to his employment agreement which, among other things, decreased Mr. Hurd's salary from $160,000 to $120,000, and provided that upon termination without cause, Mr. Hurd should be entitled to receive monthly base salary payments for 6 months (instead of 18 months) from the date of termination, the Corporation shall continue premium coverage payments for health and life insurance for 6 months (instead of 18 months) from the date of termination and any stock options that would become available for exercise at the end of the year during which such termination occurred shall vest. In addition, the amendment to the employment agreement provided that purchase by Sun of 5,300,000 shares of Caraco Common Stock pursuant to the Stock Purchase Agreement (see, "Certain Relationships and Related Transactions") would not constitute a change in control. Mr. Hurd's employment with the Corporation as its President and Chief Operating Officer was terminated effective at the end of December 1997. Mr. Hurd has provided written notice to the Corporation that he is disputing the legality of the amendment to his employment agreement.

     ROBERT KURKIEWICZ, the Senior Vice President - Technical, entered into a five-year employment agreement with the Corporation expiring November 22, 1998, subject to automatic renewal for successive one-year terms unless terminated by the Corporation or Mr. Kurkiewicz upon 30 days notice prior to the commencement of any such renewal period.

     In the event that Mr. Kurkiewicz terminates his employment for cause not attributable to himself, or if the Corporation terminates this Agreement without cause, then he shall be entitled to receive monthly base salary payments for twelve (12) months from the date of termination, and the Corporation shall continue premium coverage payments for health insurance for the same period. In addition, any stock options that would become available for exercise at the end of the year during which such termination occurred shall immediately vest.

     In the event that Mr. Kurkiewicz terminates his employment without cause, or his employment is terminated for cause, death or disability, then he (or his estate) will receive earned and unpaid salary accrued to the date of termination.

     On April 1, 1997 Mr. Kurkiewicz entered into an amendment to his Employment Agreement. Under the amendment, Mr. Kurkiewicz's salary was reduced from $123,000 to $92,250 and the provisions relating to severance to termination without cause were revised to reduce the period during which the severance payments would be paid to six months from the date of termination.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     In connection with Sun Pharma's acquisition of an ownership interest in the Corporation, the Corporation and Sun Pharma entered into a number of agreements. A stock purchase agreement (the "Stock Purchase Agreement") between the Corporation and Sun Pharma was consummated in August 1997. Pursuant to the Stock Purchase Agreement, Sun Pharma purchased 5,300,000 shares of Caraco Common Stock for $7.5 million to be paid over a period of approximately 2 years in four installments. Payment may be made through delivery of one or more acceptable letters of credit. In connection therewith, Sun Pharma and the Corporation entered into a pledge agreement which generally provides that if Sun Pharma defaults in its payments under the Stock Purchase Agreement, the Corporation may rescind and cancel all of the pledged shares unless the inability to make timely payment is due to reasons beyond the control of Sun Pharma. In August of 1997, Sun Pharma and the Corporation also consummated a products agreement pursuant to which during a five-year period, Sun Pharma is required to sell to the Corporation the right to develop, manufacture and sell 25 generic pharmaceutical products (provided that any product which is a DESI (drug efficiency study implementation) product only counts as 1/3 of a product), in exchange for 544,000 shares of Caraco Common Stock for each product (181,333 shares for each DESI product). Also, at the time of the consummation of the Stock Purchase Agreement, Sun Pharma and the Corporation entered into a registration rights agreement pursuant to which, generally, Sun Pharma is given the right at any time to cause the Corporation to register with the SEC the shares of Caraco Common Stock acquired by Sun Pharma under the Stock Purchase Agreement having an aggregate fair market value of not less than $500,000. The registration rights agreement terminates when all shares acquired by Sun Pharma under the Stock Purchase Agreement have been sold or disposed of.

     On January 30, 1997 and February 3, 1997, the Corporation borrowed $100,000 and $300,000 respectively, from Mr. Joliat for working capital purposes. On February 11, 1997, the Corporation borrowed $200,000 from Mr. Hagelstein for working capital purposes. The loans accrue interest at 10% (payable in cash or Common Shares) are currently due and payable and are secured by specific equipment. On January 30, 1997 the Corporation, Sun Pharma Global, Inc. an affiliate of Sun Pharma, and Messrs. Hagelstein and Joliat entered into an Inter-Creditor Agreement with respect to these loans which generally provides for equal priority in collateral and principal repayments based on each creditor's respective share of total debt.

     On February 21, 1997, the Corporation granted Mr. Hagelstein an option for 224,158 Common Shares at an exercise price of $1.50 per share for a five year period expiring February 20, 2002 and canceled prior options/warrants granted to Mr. Hagelstein for an aggregate of 224,158 Common Shares at exercise prices ranging from $3.50 to $4.81 per share in recognition of Mr. Hagelstein's proposed agreement to contribute up to $500,000 to the Corporation in cash or Common Shares (up to 250,000 Common Shares) in connection with the proposed Stock Purchase Agreement between the Corporation and Sun. (See discussion below.)

     On March 27, 1997, the Corporation and Jay. Joliat, David A. Hagelstein and John R. Morris entered into various allonges to their promissory notes totaling $890,000 which reduced the interest owed on such notes from 14% to 10%.

     On April 11, 1997, the Corporation borrowed $150,000 from Mr. Joliat for working capital purposes. The loan accrued interest at 10% per annum (payable in cash or common shares). On July 27, 1997, as part of Mr. Joliat's agreement to contribute up to $500,000 to the Corporation in cash or Caraco common shares (see discussion below), Mr. Joliat agreed to consider the loan of $150,000 paid in full, and as a result thereof, Mr. Joliat and the Corporation have agreed that he has been deemed to have returned to the Corporation 150,000 shares of the 250,000 shares required to be returned.

     Effective on the consummation of the Stock Purchase Agreement but executed on March 27, 1997, Messrs. Hagelstein and

Joliat agreed to contribute $500,000 to the Corporation within three months following Sun Pharma's contribution of $4 million out of the $7.5 million capital contribution. The $500,000 payment by Messrs. Hagelstein and Joliat may be in any form or combination of cash and/or shares of Caraco Common Stock. In no event, however, are Messrs. Hagelstein or Joliat obligated to contribute a maximum of 250,000 shares each of Caraco Common Stock.

     The promissory notes referenced above aggregating $890,000 from Messrs. Hagelstein, Joliat and Morris and the $350,000 lent by Sun Pharma Global, Inc. on December 23, 1996 together with the $200,000 lent to the Corporation by Sun Pharma Global, Inc. in February and March, 1997, were restructured on September 15, 1997 by extending the maturity to August 1, 1999, and by permitting payment in cash or in shares of Caraco Common Stock, at the sole discretion of the note holder, at a per share price of $1.50. The interest of 10% on the notes was prepaid in exchange for an equivalent number of shares of Common Stock of the Corporation at a per share price of $1.50. Accordingly, the Corporation issued 68,007 shares, 159,543 shares, 37,370 shares and 90,657 shares to Mr. Hagelstein, Mr. Joliat, Mr. Morris and to Sun Pharma Global, Inc., respectively.

     During the year ended December 31, 1997, the Corporation purchased raw materials from Biotrade Group in the amount of $182,447. Mr. Morris is the President of Biotrade Group. The Corporation believes the raw materials were purchased at market prices.

                         COMPLIANCE WITH SECTION 16 (A)

     To the Corporation's knowledge based solely on review of the copies of reports on Form 3, 4 and 5 required by Section 16(a) of the Securities Exchange Act of 1934, as amended, and written representations furnished to the Corporation, all of the directors, officers and persons who own more than ten percent of the Corporation's Common Stock filed the Forms 3 and Forms 4 required by Section 16(a) in a timely manner, except for Dr. David W. Adamany, and Dr. Phyllis Harrison-Ross, John R. Morris and Sun Pharmaceutical Industries, Ltd., who did not file Form 4s timely.

                     RELATIONSHIP WITH INDEPENDENT AUDITORS


     The Board of Directors on June 25, 1997 selected Rehmann Robson, independent accountants, to audit the financial statements for the year ended December 31, 1997. A representative of Rehmann Robson is expected to be present at the meeting with the opportunity to make a statement if such representative decides to do so and is expected to be available to respond to appropriate questions.

                               1999 ANNUAL MEETING

     Shareholders may present proposals to be considered for inclusion in the Proxy Statement for the 1999 Annual Meeting of the Shareholders provided such proposals are submitted in accordance with all applicable rules and regulations of the SEC and received by the Corporation no later than January 10, 1999.


                                              Narendra Borkar
                                              Chief Executive Officer


Detroit, Michigan
May 10, 1998

                                    PROXY
               SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                   CARACO PHARMACEUTICAL LABORATORIES, LTD.


        The undersigned shareholder hereby appoints Jennifer Evans, with full power of substitution, as true and lawful attorney and proxy of the undersigned to represent and vote the shares of Common Stock owned by the undersigned in Caraco Pharmaceutical Laboratories, Ltd. at the Annual Meeting of Shareholders to be held on June 1, 1998 at 10:00 a.m., local time, at the Hotel St. Regis, 3071 W. Grand Blvd., Detroit, MI 48202, and at any adjournment thereof, with like effect and as if the undersigned was personally present and voting, upon all business that may properly come before the meeting, including the business identified (and in the manner indicated) on this proxy and described in the Notice of Meeting and Proxy Statement furnished herewith (the receipt of which is hereby acknowledged).

        The undersigned hereby revokes any proxy or proxies heretofore given by the undersigned to any person or persons with respect to such Common Shares and ratifies any and all actions taken by the above-named proxies hereunder.

        Set forth on the reverse side are the number of Common Shares held of record by the undersigned as of April 17, 1998. You are asked to vote on the business identified on the reverse.

                 (TO BE SIGNED AND DATED ON THE REVERSE SIDE)

[ ] Indicate your
    vote by marking
    an (X) in the
    appropriate
    boxes below.

THE BOARD OF DIRECTORS RECOMMENDS VOTING "FOR"
EACH OF THE FOLLOWING MATTERS.



                            FOR   WITHHOLD                                  FOR   WITHHOLD                         FOR     WITHHOLD
                                  AUTHORITY                                       AUTHORITY                                AUTHORITY
                                  TO VOTE                                         TO VOTE                                  TO VOTE

1.  ELECTION OF
    DIRECTORS

    Narendra N. Borkar    [  ]   [  ]              Phyllis Harrison-Ross    [ ]    [  ]            Sudhir Valia    [  ]     [  ]




                                                                        THE SHARES REPRESENTED HEREBY SHALL BE VOTED AS SPECIFIED.
                                                                        IF NO SPECIFICATION IS MADE, THE SHARES SHALL BE VOTED FOR
                                                                        EACH OF THE NOMINEES NAMED IN #1, AND FOR OR AGAINST ANY
                                                                        OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING OR
                                                                        ANY ADJOURNMENT THEREOF.


                                                                             PLEASE RETURN THIS PROXY IN THE ENCLOSED ENVELOPE



                                   DATE             1998                                            DATE            , 1998
---------------------------------        ---------,            ----------------------------------         --------
    SIGNATURE OF SHAREHOLDER                                       SIGNATURE(S) OF JOINT OWNER(S)


Please sign exactly as your name(s) is imprinted on this proxy. If your shares are held in a joint account, each joint owner should sign. If you are signing for a corporation or partnership or as agent, attorney, executor, administrator, trustee, guardian or other fidiciary, indicate the capacity in which you are signing.